Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 22, 2019, except for Notes 7 and 16, to which the date is November 23, 2020, relating to the consolidated financial statements of i3 Verticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP

Nashville, Tennessee
December 16, 2020